                                                          EXHIBIT 99.2

How tomorrow moves

CSX QUARTERLY FINANCIAL REPORT

THIRD QUARTER 2008

CSX Reports Record Third Quarter Earnings
from Continuing Operations

Third Quarter Highlights:
•	Earnings Per Share from continuing operations up 40 percent
•	Revenues up 18 percent; operating income up 31 percent
•	Operating ratio improves 250 basis points

JACKSONVILLE, Fla., (Oct. 14, 2008) – CSX Corporation [NYSE: CSX] today reported third quarter 2008 earnings from continuing operations of $382 million, or 94 cents per share. This represents a 40 percent increase from the same period last year. In 2007, CSX reported third quarter earnings of $297 million from continuing operations, or 67 cents per share.

“CSX delivered impressive financial results in a challenging economy,” said Michael J. Ward, chairman, president and CEO. “Our resilient business portfolio and disciplined operations continue to generate substantial earnings growth for shareholders.”

Revenue increased 18 percent to nearly $3 billion, with nine of the company’s 10 market segments producing revenue gains despite ongoing softness in the housing and automotive sectors of the economy. Those gains were led by shipments of export coal, grain, ethanol and metals, as well as strong yields and fuel recovery in all markets.

Revenue growth and moderating fuel costs, combined with the company’s continued focus on productivity and cost control, increased operating income by 31 percent to $733 million, despite the impact of recent storms. In addition, the operating ratio improved 250 basis points to 75.2 percent, which represents a third quarter record.

Table of Contents	The accompanying unaudited	CSX CORPORATION	CONTACTS:
	financial information should be	500 Water Street
	read in conjunction with the	15th Floor, C900	INVESTOR RELATIONS
Consolidated Financial Statements........p. 4	Company’s most recent	Jacksonville, FL	David Baggs
Operating Income Detail...........................p. 8	Annual Report on Form 10-K,	32202	(904) 359-4812
Rail Operating Statistics.........................p. 12	Quarterly Reports on Form	http://www.csx.com	MEDIA
	10-Q, and any Current		Garrick Francis
	Reports on Form 8-K.		(904) 359-1708

Building on these results and taking into account current economic conditions, CSX is now targeting the low end of its earnings guidance of $3.65 to $3.75 per share. Through 2010, the company continues to target compound annual growth in operating income and EPS of 15 to 20 percent and 20 to 25 percent, respectively, as well as a high-60’s operating ratio by 2010. The company also said it has strong liquidity, access to credit and expects free cash flow of approximately $1 billion in 2008.

“CSX has momentum in our business and confidence in our ability to produce good results, even in periods of economic uncertainty,” said Ward. “In today’s environment, manufacturers and distributors are highly focused on gaining greater efficiency in their supply chains and railroads offer them the best transportation alternative. Combine that with our strong performance in safety, service and productivity, and CSX is well positioned to deliver shareholder value in the near- and long-term.”

CSX Corporation, based in Jacksonville, Fla., is a leading transportation company providing rail, intermodal and rail-to-truck transload services. The company’s transportation network spans approximately 21,000 miles with service to 23 eastern states and the District of Columbia, and connects to more than 70 ocean, river and lake ports.

This earnings announcement, as well as a package of detailed financial information, is contained in the CSX Quarterly Financial Report available on the company's website at http://investors.csx.com in the Investors section and on Form 8-K with the Securities and Exchange Commission (“SEC”).

CSX executives will conduct a quarterly earnings conference call with the investment community on Oct. 15, 2008 at 8:30 a.m. ET. Investors, media and the public may listen to the conference call by dialing 888-327-6279 (888-EARN-CSX) and asking for the CSX earnings call. (Callers outside the U.S., dial 773-756-0199). Participants should dial in 10 minutes prior to the call. In conjunction with the call, a live webcast will be accessible and presentation materials will be posted on the company’s website at http://investors.csx.com. Following the earnings call, an internet replay of the presentation will be archived on the company website.

###

Forward-looking statements
This information and other statements by the company contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act with respect to, among other items: projections and estimates of earnings, revenues, cost-savings, expenses, or other financial items; statements of management’s plans, strategies and objectives for future operation, and management’s expectations as to future performance and operations and the time by which objectives will be achieved; statements concerning proposed new products and services; and statements regarding future economic, industry or market conditions or performance. Forward-looking statements are typically identified by words or phrases such as “believe,” “expect,” “anticipate,” “project,” “estimate” and similar expressions. Forward-looking statements speak only as of the date they are made, and the company undertakes no obligation to update or revise any forward-looking statement. If the company does update any forward-looking statement, no inference should be drawn that the company will make additional  updates with respect to that statement or any other forward-looking statements.

Forward-looking statements are subject to a number of risks and uncertainties, and actual performance or results could differ materially from that anticipated by these forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by these forward-looking statements include, among others; (i) the company’s success in implementing its financial and operational initiatives; (ii) changes in domestic or international economic or business conditions, including those affecting the rail industry (such as the impact of industry competition, conditions, performance and consolidation); (iii) legislative or regulatory changes; (iv) the inherent business risks associated with safety and security; and (v) the outcome of claims and litigation involving or affecting the company.

Other important assumptions and factors that could cause actual results to differ materially from those in the forward-looking statements are specified in the company’s SEC reports, accessible on the SEC’s website at www.sec.gov and the company’s website at www.csx.com.

CSX Corporation
CONSOLIDATED STATEMENT OF EARNINGS (Note a) (Unaudited)
(Dollars in Millions, Except Per Share Amounts)

	Quarters Ended			Nine Months Ended
	Sept. 26	Sept. 28,		Sept. 26,	Sept. 28,
	2008	2007	$ Change	2008	2007	$ Change
Revenue	$2,961	$2,501	$460	$8,581	$7,453	$1,128
Expense
Labor and Fringe	754	748	(6)	2,232	2,225	(7)
Materials, Supplies and Other	568	471	(97)	1,586	1,462	(124)
Fuel (Note b)	508	330	(178)	1,486	930	(556)
Depreciation	227	220	(7)	676	663	(13)
Equipment and Other Rents	106	114	8	329	341	12
Inland Transportation	65	60	(5)	196	177	(19)
Total Expense	2,228	1,943	(285)	6,505	5,798	(707)
Operating Income	733	558	175	2,076	1,655	421

Other Income (Expense) - Net	8	14	(6)	69	9	60
Interest Expense	(131)	(102)	(29)	(383)	(302)	(81)
Earnings From Continuing Operations
Before Income Taxes	610	470	140	1,762	1,362	400

Income Tax Expense	(228)	(173)	(55)	(644)	(501)	(143)
Earnings From Continuing Operations	382	297	85	1,118	861	257

Discontinued Operations (Note c)	-	110	(110)	-	110	(110)
Net Earnings	$382	$407	$(25)	$1,118	$971	$147

Per Share Data:
Net Earnings Per Common Share,
Assuming Dilution:
From Continuing Operations	$0.94	$0.67	$0.27	$2.71	$1.89	$0.82
Discontinued Operations	-	0.24	(0.24)	-	0.24	(0.24)
Net Earnings	$0.94	$0.91	$0.03	$2.71	$2.13	$0.58

Average Diluted Common Shares
Outstanding (Thousands)	408,468	445,548		412,914	455,882

Cash Dividends Paid Per
Common Share	$0.22	$0.15		$0.55	$0.39

See accompanying Notes to Consolidated Financial Statements on Page 7.

CSX Corporation
CONSOLIDATED BALANCE SHEET
(Dollars in Millions)
		(Unaudited)
		Sept. 26,	Dec. 28,
		2008	2007
Assets	Cash and Cash Equivalents	$895	$368
	Short-term Investments	76	346
	Accounts Receivable - Net	1,249	1,174
	Materials and Supplies	251	240
	Deferred Income Taxes	205	254
	Other Current Assets	75	109
	Total Current Assets	2,751	2,491

	Properties	30,163	28,999
	Accumulated Depreciation	(7,576)	(7,219)
	Properties - Net	22,587	21,780

	Investment in Conrail	647	639
	Affiliates and Other Companies	401	365
	Other Long-term Assets	251	259
	Total Assets	$26,637	$25,534

Liabilities and	Accounts Payable	$1,087	$976
Shareholders' Equity	Labor and Fringe Benefits Payable	495	461
	Casualty, Environmental and Other Reserves	248	247
	Current Maturities of Long-term Debt	539	783
	Short-term Debt	4	4
	Income and Other Taxes Payable	133	113
	Other Current Liabilities	323	87
	Total Current Liabilities	2,829	2,671

	Casualty, Environmental and Other Reserves	610	624
	Long-term Debt	7,367	6,470
	Deferred Income Taxes	6,383	6,096
	Other Long-term Liabilities	875	988
	Total Liabilities	18,064	16,849

	Shareholders' Equity:
	Common Stock, $1 Par Value	394	408
	Other Capital	-	37
	Retained Earnings	8,499	8,565
	Accumulated Other Comprehensive Loss	(320)	(325)
	Total Shareholders' Equity	8,573	8,685

	Total Liabilities and Shareholders' Equity	$26,637	$25,534

See accompanying Notes to Consolidated Financial Statements on Page 7.

CSX Corporation
CONSOLIDATED CASH FLOW STATEMENT (Unaudited)
(Dollars in Millions)
		Nine Months Ended
		Sept. 26,	Sept. 28,
		2008	2007
Operating Activities	Net Earnings	$1,118	$971
	Adjustments to Reconcile Net Earnings to Net Cash Provided:
	Depreciation	686	666
	Deferred Income Taxes	356	154
	Non-cash Discontinued Operations	-	(110)
	Other Operating Activities	(64)	6
	Changes in Operating Assets and Liabilities:
	Accounts Receivable	(76)	(17)
	Other Current Assets	(4)	(54)
	Accounts Payable	86	64
	Income and Other Taxes Payable	54	153
	Other Current Liabilities	35	(15)
	Net Cash Provided by Operating Activities	2,191	1,818

Investing Activities	Property Additions	(1,308)	(1,195)
	Purchase of Short-term Investments	(25)	(2,035)
	Proceeds from Sales of Short-term Investments	280	1,914
	Other Investing Activities	27	3
	Net Cash Used In Investing Activities	(1,026)	(1,313)

Financing Activities	Short-term Debt - Net	-	(1)
	Long-term Debt Issued	1,000	2,000
	Long-term Debt Repaid	(220)	(714)
	Dividends Paid	(222)	(170)
	Stock Options Exercised	75	144
	Shares Repurchased	(1,307)	(1,609)
	Other Financing Activities	36	44
	Net Cash Used in Financing Activities	(638)	(306)

Cash and Cash	Net Increase in Cash and Cash Equivalents	527	199
Equivalents
	Cash and Cash Equivalents at Beginning of Period	368	461
	Cash and Cash Equivalents at End of Period	$895	$660

See accompanying Notes to Consolidated Financial Statements on Page 7.

CSX Corporation

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

Prior periods have been reclassified to conform to the current year presentation.

a)
Income Statement Reclassifications: Beginning in 2008, certain items have been reclassified within the income statement.  These reclassifications include reclassifying all items within other operating income and certain items within other income into the Rail segment. As a result of this change, CSX consolidated operating income and Surface Transportation operating income are now the same; therefore, the Company will no longer report separate Surface Transportation results. The Rail segment was not materially impacted by these reclassifications. Certain prior-year data have been reclassified to conform to the 2008 presentation.

b)
Fuel Expense: Beginning in 2008, the Company reclassified all non-locomotive fuel related costs previously included in materials, supplies and other into fuel on the Company’s consolidated income statement so that it now includes all fuel used for operations and maintenance.  For third quarters 2008 and 2007, these amounts were $40 million and $25 million, respectively.

c)
Discontinued Operations: In the third quarter of 2007, the Internal Revenue Service completed its review of the company’s pre-filing agreement, which is an early review of specific transactions.  The company recorded an income tax benefit of $110 million in the third quarter of 2007, primarily associated with the resolution of income tax matters related to former activities of the container shipping and marine service businesses.   This third quarter benefit is recorded as discontinued operations as the company no longer is active in these businesses.  This benefit is associated with tax basis adjustments, foreign dividends and foreign tax credits from operations over a multi-year period.

CSX Corporation
OPERATING INCOME DETAIL (Unaudited)
(Dollars in Millions)

Quarters Ended September 26, 2008 and September 28, 2007

					CSX
	Rail (a)		Intermodal		Consolidated
	2008	2007	2008	2007	2008	2007	$ Change
Revenue	$2,562	$2,164	$399	$337	$2,961	$2,501	$460
Expense
Labor and Fringe	735	728	19	20	754	748	(6)
Materials, Supplies and Other	521	424	47	47	568	471	(97)
Fuel	506	329	2	1	508	330	(178)
Depreciation	221	211	6	9	227	220	(7)
Equipment and Other Rents	78	88	28	26	106	114	8
Inland Transportation	(135)	(111)	200	171	65	60	(5)
Total Expense	1,926	1,669	302	274	2,228	1,943	(285)
Operating Income	$636	$495	$97	$63	$733	$558	$175

Operating Ratio	75.2%	77.1%	75.7%	81.3%	75.2%	77.7%

Nine Months Ended September 26, 2008 and September 28, 2007

					CSX
	Rail (a)		Intermodal		Consolidated
	2008	2007	2008	2007	2008	2007	$ Change
Revenue	$7,449	$6,455	$1,132	$998	$8,581	$7,453	$1,128
Expense
Labor and Fringe	2,175	2,165	57	60	2,232	2,225	(7)
Materials, Supplies and Other	1,439	1,328	147	134	1,586	1,462	(124)
Fuel	1,481	926	5	4	1,486	930	(556)
Depreciation	658	635	18	28	676	663	(13)
Equipment and Other Rents	248	259	81	82	329	341	12
Inland Transportation	(394)	(330)	590	507	196	177	(19)
Total Expense	5,607	4,983	898	815	6,505	5,798	(707)
Operating Income	$1,842	$1,472	$234	$183	$2,076	$1,655	$421

Operating Ratio	75.3%	77.2%	79.3%	81.7%	75.8%	77.8%

a)
 In addition to CSX Transportation, Inc., the Rail segment includes non-railroad subsidiaries such as Total Distribution Services, Inc., Transflo Terminal Services, Inc., CSX Technology, Inc. and other subsidiaries.

CSX Corporation
VOLUME AND REVENUE (Unaudited)
Volume (Thousands of Units); Revenue (Dollars in Millions); Revenue Per Unit (Dollars)

Quarters Ended September 26, 2008 and September 28, 2007
	Volume			Revenue			Revenue Per Unit
	2008	2007	% Change	2008	2007	% Change	2008	2007	% Change
Chemicals	124	130	(5)%	$381	$336	13%	$3,073	$2,585	19%
Emerging Markets	112	128	(13)	171	157	9	1,527	1,227	24
Forest Products	82	87	(6)	196	182	8	2,390	2,092	14
Agricultural Products	106	101	5	259	190	36	2,443	1,881	30
Metals	92	89	3	215	181	19	2,337	2,034	15
Phosphates and Fertilizers	87	89	(2)	116	100	16	1,333	1,124	19
Food and Consumer	50	52	(4)	119	112	6	2,380	2,154	10
Total Merchandise	653	676	(3)	1,457	1,258	16	2,231	1,861	20

Coal	440	441	-	802	619	30	1,823	1,404	30
Coke and Iron Ore	28	24	17	48	30	60	1,714	1,250	37
Total Coal	468	465	1	850	649	31	1,816	1,396	30

Automotive	79	102	(23)	195	198	(2)	2,468	1,941	27

Other	-	-	-	60	59	2	-	-	-
Total Rail	1,200	1,243	(3)	2,562	2,164	18	2,135	1,741	23

International	258	280	(8)	137	129	6	531	461	15
Domestic	274	250	10	255	202	26	931	808	15
Other	-	-	-	7	6	17	-	-	-
Total Intermodal	532	530	-	399	337	18	750	636	18

Total	1,732	1,773	(2)%	$2,961	$2,501	18%	$1,710	$1,411	21%

Nine Months Ended September 26, 2008 and September 28, 2007

	Volume			Revenue			Revenue Per Unit
	2008	2007	% Change	2008	2007	% Change	2008	2007	% Change
Chemicals	381	397	(4)%	$1,115	$980	14%	$2,927	$2,469	19%
Emerging Markets	330	376	(12)	479	458	5	1,452	1,218	19
Forest Products	245	271	(10)	558	553	1	2,278	2,041	12
Agricultural Products	323	301	7	740	560	32	2,291	1,860	23
Metals	280	276	1	622	539	15	2,221	1,953	14
Phosphates and Fertilizers	269	270	-	374	310	21	1,390	1,148	21
Food and Consumer	151	163	(7)	343	335	2	2,272	2,055	11
Total Merchandise	1,979	2,054	(4)	4,231	3,735	13	2,138	1,818	18

Coal	1,330	1,324	-	2,299	1,829	26	1,729	1,381	25
Coke and Iron Ore	78	69	13	137	91	51	1,756	1,319	33
Total Coal	1,408	1,393	1	2,436	1,920	27	1,730	1,378	26

Automotive	267	330	(19)	602	624	(4)	2,255	1,891	19

Other	-	-	-	180	176	2	-	-	-
Total Rail	3,654	3,777	(3)	7,449	6,455	15	2,039	1,709	19

International	773	872	(11)	397	402	(1)	514	461	11
Domestic	797	706	13	717	580	24	900	822	9
Other	-	-	-	18	16	13	-	-	-
Total Intermodal	1,570	1,578	(1)	1,132	998	13	721	632	14

Total	5,224	5,355	(2)%	$8,581	$7,453	15%	$1,643	$1,392	18%

CSX Corporation

REVENUE

The Company was able to achieve continued pricing gains during the third quarter 2008 predominantly due to the overall cost advantages that rail-based solutions provide versus other modes of transportation. These pricing gains, and higher fuel recovery due to higher fuel prices, more than offset the continuing volume weakness in housing construction, domestic automobile production and related markets.

Merchandise

Chemicals – Improved pricing and increased fuel recovery continued to drive revenue and revenue-per-unit gains.  Volume was down due to weakness in plastic shipments and chemicals used in construction and automobile production. Additionally, hurricanes forced a temporary shutdown of many chemical plants and refineries across the Texas and Louisiana Gulf coast late in the quarter.

Emerging Markets, Forest Products, and Food and Consumer – Revenue and revenue-per-unit increases were driven by pricing initiatives and favorable fuel recoveries.  Volume declines in lumber, building products, appliances and aggregates, which include crushed stone, sand and gravel, were due to continued softness in residential construction.

Agricultural Products – Volume growth was driven by increased shipments of ethanol and feed grain.  Gains in price and fuel surcharge recovery led to increases in revenue and revenue per unit.

Metals – Volume growth was driven by increased shipments of scrap metal, steel used for non-residential construction, pipe and plate shipments.  Domestic production was strong, in part, due to declining imports.  Revenue and revenue-per-unit increases were driven primarily by improved pricing and increased fuel recovery.

Phosphates and Fertilizers – Revenue and revenue per unit increased due to favorable pricing actions and fuel recovery.  Large carryover fertilizer inventories from the first half of the year resulted in a decline in fertilizer moves.

Coal

Sustained growth in yield and improved fuel recovery positively influenced revenue and revenue per unit. Volumes increased in the export market due to continued strong overseas demand.  These gains were partially offset by lower shipments to electric utilities.

Automotive

Revenue and volume were down due to declining sales of trucks and SUV’s resulting from high fuel prices, the weak economic environment and tight credit conditions.  Revenue per unit improved due to price increases and higher fuel recoveries.

Intermodal Operating Revenue

International – Revenue-per-unit increases were primarily driven by increased fuel recovery and yield management.  Volumes were down due to continued import softness as well as changes in international shipping patterns.

Domestic – Volume gains were driven by continued strength in truckload, transcontinental and short-haul services. Revenue-per-unit increases were primarily driven by increased fuel recovery as yield and mix impacts were relatively flat year-over-year.

CSX Corporation

EXPENSE

Expenses increased $285 million from last year’s quarter.  Significant variances are described below.

Labor and Fringe expense increased $6 million. This increase was primarily driven by wage and benefit inflation which was mostly offset by a reduction of train crew headcount due to lower volumes.

Materials, Supplies and Other expenses increased $97 million primarily as a result of the storms during the quarter, mostly the write-off of assets that were damaged, inflation and proxy-related costs.  Additionally, there was an increase in overall cost of risk, primarily driven by higher train-accident related expenses and various other items.

Fuel expense increased $178 million due to higher fuel prices which more than offset increased fuel efficiency and volume.

Depreciation expense increased $7 million. A larger asset base related to higher capital spending was partially offset by lower depreciation rates resulting from a previous periodic review of asset useful lives.

Equipment and Other Rents expense decreased $8 million primarily due to the impacts of lower volume and reduced locomotive lease expense.

Inland Transportation increased $5 million driven by transcontinental volumes and inflation.

CSX Corporation

RAIL OPERATING STATISTICS (Estimated)

		Third Quarter			Nine Months Ended
				Improvement			Improvement
		2008	2007	(Decline) %	2008	2007	(Decline) %
Coal	Domestic:
(Millions of Tons)	Utility	37.2	38.8	(4)%	110.4	117.0	(6)%
	Other	4.4	4.8	(8)	12.8	13.8	(7)
	Total Domestic	41.6	43.6	(5)	123.2	130.8	(6)
	Export	6.9	4.7	47	23.0	13.6	69
	Total Coal	48.5	48.3	-	146.2	144.4	1
	Coke and Iron Ore	2.3	2.0	15	6.5	5.7	14
	Total Coal, Coke and Iron Ore	50.8	50.3	1	152.7	150.1	2

Revenue Ton-Miles	Merchandise	33.8	33.5	1	102.5	102.4	-
(Billions)	Automotive	1.4	1.8	(22)	4.5	5.7	(21)
	Coal	22.5	21.2	6	67.2	64.4	4
	Intermodal	4.9	4.9	-	14.4	14.8	(3)
	Total	62.6	61.4	2	188.6	187.3	1

Gross Ton-Miles	Total Gross Ton-Miles	113.2	113.2	-	343.0	345.5	(1)
(Billions)	(Excludes locomotive gross ton-miles)

Safety and Service	FRA Personal Injuries Frequency Index	1.12	1.27	12	1.16	1.21	4
Measurements	Number of FRA-reportable injuries per 200,000 man-hours
	FRA Train Accident Rate	2.75	3.06	10	2.67	2.94	9
	Number of FRA-reportable train accidents per million train miles

	On-Time Train Originations	77%	83%	(7)	77%	79%	(3)
	On-Time Destination Arrivals	67%	76%	(12)	67%	70%	(4)

	Dwell Time (Hours)	24.1	22.7	(6)	23.4	23.6	1
	Cars-On-Line	226,425	220,604	(3)	224,035	222,974	-

	System Train Velocity (Miles Per Hour)	20.1	21.4	(6)	20.3	20.6	(1)%

Resources	Route Miles	21,203	21,224	-
	Locomotives (Owned and long-term leased)	4,133	3,925	5
	Freight Cars (Owned and long-term leased)	91,833	96,866	(5)%

FUEL STATISTICS
	Third Quarter			Nine Months
	2008	2007	Change	2008	2007	Change
Estimated Locomotive Fuel Consumption (Millions of Gallons)	131.2	135.4	4.2	412.4	429.3	16.9
Price Per Gallon (Dollars)	$3.57	$2.25	(1.32)	$3.33	$1.99	$(1.34)
Total Locomotive Fuel Expense (Dollars in Million)	468	305	(163)	1,373	854	(519)
Total Non-Locomotive Fuel Expense (Dollars in Million)	40	25	(15)	113	76	(37)
Total Fuel Expense (Dollars in Million)	$508	$330	$(178)	$1,486	$930	$(556)

CSX Corporation

OTHER INCOME (EXPENSE) (Unaudited)
(Dollars in Millions)

	Quarters Ended			Nine Months Ended
	Sept. 26,	Sept. 28,		Sept. 26,	Sept. 28,
	2008	2007	$ Change	2008	2007	$ Change
Interest Income (a)	$10	$13	$(3)	$31	$41	$(10)
Income (Expense) from Real Estate
and Resort Operations (b)	6	5	1	11	(9)	20
Miscellaneous (c)	(8)	(4)	(4)	27	(23)	50
Total	$8	$14	$(6)	$69	$9	$60

(a)	Interest income includes amounts earned from CSX’s cash, cash equivalents and investments.

(b)
Income from real estate and resort operations includes the results of operations of the Company’s real estate sales, leasing, acquisition and management and development activities as well as the results of operations from CSX Hotels, Inc., a resort doing business as The Greenbrier, located in White Sulphur Springs, West Virginia.  Income from real estate may fluctuate as a function of timing of real estate sales. Results from resort operations were down in 2008 because of decreased group business resulting from the uncertainty of labor negotiations, and an inability to sufficiently reduce contractual labor costs accordingly.

(c)
Miscellaneous income is comprised of equity earnings, minority interest, investment gains and losses and other non-operating activities. In last year’s second quarter, CSX recognized $10 million of expense for an early redemption premium and the write-off of debt issuance costs. For the first nine months of 2008, CSX recorded a non-cash adjustment to correct equity earnings from a non-consolidated subsidiary. This correction resulted in additional income of $30 million.  The impact of this adjustment was immaterial to third quarter 2008 and is expected to be immaterial in future reporting periods.

EMPLOYEE COUNTS (Estimated)

	August	August
	2008	2007	Change
Transportation Businesses
Rail	31,874	32,635	(761)
Intermodal	958	1,004	(46)
Technology and Corporate	573	574	(1)
Total Transportation Businesses	33,405	34,213	(808)

Resort and Real Estate	1,402	1,745	(343)
Total	34,807	35,958	(1,151)